AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of the 5th day of July, 2019 amends the Employment Agreement, dated December 31, 2018 (the “Agreement”) by and between Newgioco Group, Inc. (the “Company”) and Michele Ciavarella (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Company and the Executive desire to reduce the Executive’s base salary that is set forth in the Agreement.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Base Salary Reduction. Section 2.4(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Effective April 1, 2019, the Executive’s Base Salary shall be at the rate of US$240,000 per annum.”

2. Option Grant. Section 2.4(c)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“During the Employment Period the Executive shall retain all rights, in accordance with the terms of each respective award, under stock options, if any, outstanding and held by the Executive on the date of this Agreement. In addition, in accordance with the recommendation of the Compensation Committee of the Board of Directors and the Board of Directors, Executive shall receive an additional incentive option to purchase three hundred and fifteen thousand (315,000) shares of the Company’s publicly traded common stock having an exercise price equal to the fair market value of the common stock on the date of grant, vesting 78,750 upon grant and the balance 26,250 monthly for nine months and expiring ten years after the date of grant.”

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles.

[Signature page follows]

1.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Company:

NEWGIOCO GROUP, INC.

By:  /s/ Mark Korb

Name: Mark Korb

Title: Chief Financial Officer

Executive:

__/s/Michele Ciavarella

MICHELE CIAVARELLA